Exhibit 23.1


                            SAMUEL H. WONG & CO. LLP
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Xinhua China Limited

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to your disclosure of our audit report dated July 12, 2008 as to the consolidated financial statements of Xinhua China Limited as of and for the year ended June 30, 2008, in the Form 10-K of Xinhua China Limited.

For the purpose of the aforesaid Form 10-K, we also consent to the reference of our firm as "Experts" under the "Experts" caption, which, in so far as applicable to our firm means accounting experts.



                                                /s/ SAMUEL H. WONG & CO., LLP
                                                ______________________________
South San Francisco, California                 Samuel H. Wong & Co., LLP
October 13, 2008                                Certified Public Accountants







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